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                                                                   EXHIBIT 10.12

Borrower: Vertical Health Solutions Inc  Lender: First Community Bank of America
          (TIN:  59-3635262)                     St. Petersburg Office
          12505 Starkey Road, Ste. A             6199 4th Street North
          Largo, FL  33773                       St. Petersburg, FL  33703
                                                 (727) 520-8837

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PRINCIPAL AMOUNT: $250,000.00        INITIAL RATE: 5.750%
                                            DATE OF AGREEMENT: NOVEMBER 29, 2002

DESCRIPTION OF EXISTING INDEBTEDNESS. ORIGINAL NOTE DATED MAY 29, 2002 IN THE AMOUNT OF $250,000.00.

DESCRIPTION OF COLLATERAL. 183,278 SHARES OF DRUGMAX INC STOCK FROM SMW CAPITAL GROUP LIMITED PARTNERSIP A NEVADA LIMITED PARTNERSHIP; AND A BLANKET LEIN ON ALL FIXTURES, FURNITURE, EQUIPMENT, INVENTORY AND ACCOUNTS RECEIVABLE.

DESCRIPTION OF CHANGE IN TERMS. EXTENDING MATURITY TO NOVEMBER 29, 2003 AND CHANGING PAYMENT SCHEDULE FROM INTEREST ONLY TO PRINCIPAL PAYMENTS OF $5,000.00 PLUS INTEREST.

PROMISE TO PAY. VERTICAL HEALTH SOLUTIONS INC ("Borrower") promises to pay to First Community Bank of America ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Hundred Fifty Thousand & 00/100 Dollars ($250,000.00), together with interest on the unpaid principal balance from November 29, 2002, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 11 principal payments of $5,000.00 each and one final principal and interest payment of $195,965.52. Borrower's first principal payment is due December 29, 2002, and all subsequent principal payments are due on the same day of each month after that. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning December 29, 2002, with all subsequent interest payments to be due on the same day of each month after that. Borrower's final payment due November 29, 2003, will be for all principal and all accrued interest not yet paid. Interest on this Agreement is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, \multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Agreement is subject to change from time to time based on changes in an independent index which is the Prime Rate as published in the Wall Street Journal. When a range of rates has been published, the higher of the rates will be used (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute Index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.250% per annum. The interest rate to be applied to the unpaid principal balance of the Note will be at a rate of 1,500 percentage points over the Index, resulting in an initial rate of 5.750% per annum. NOTICE: Under no circumstances will the effective rate of interest on the Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making lower payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: First Community Bank of America, 6100 4th Street North, St. Petersburg FL 33703.





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                           CHANGE IN TERMS AGREEMENT
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LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged
5.000% of the regularly scheduled payment of $15.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Agreement to 18.000% per annum, if and to the extent that the increase does not cause the interest rate to exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement.

         Payment Default. Borrower fails to make any payment when due under the Indebtedness.

         Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

         Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to perform Borrower's obligations under this Agreement or any of the Related Documents.

         False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

         Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

         Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

         Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note. In the event of death, Lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

         Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

         Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

         Insecurity. Lender in good faith believes itself insecure.





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                           CHANGE IN TERMS AGREEMENT
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         Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Agreement and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES EXPENSES. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings including efforts to modify or vacate any automatic stay or injunctions and appeals. If not prohibited by applicable law, Borrower also will pay any court costs in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Florida. This Agreement has been accepted by Lender in the State of Florida.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Pinellas County, State of Florida.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check of preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts and at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Agreement is secured by the following collateral described in the security instruments listed herein, all the forms and conditions of which are hereby incorporated and made a part of this
Agreement:

         (A) inventory, accounts, equipment and fixtures described in a Commercial Security Agreement dated November 29,2002.

         (B) securities or investment properly described in a Commercial Pledge Agreement dated November 29, 2002.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligations(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligations(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.





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                           CHANGE IN TERMS AGREEMENT
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PRIOR NOTE.  RENEWAL OF EXISTING NOTE #57224.

SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Agreement on transfer of Borrower's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower's successors with reference to this Agreement and the indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the indebtedness.

MISCELLANEOUS PROVISIONS. If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Florida (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary be Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is make. The obligations under this Agreement are joint and several.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTTOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER:

VERTICAL HEALTH SOLUTIONS INC

By: /S/  BRIAN NUGENT
    ---------------------------------
    BRIAN NUGENT, PRESIDENT OF
    VERTICAL HEALTH SOLUTIONS INC